EXHIBIT 4.1

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

8% MANDATORILY CONVERTIBLE NOTE

$_______________

Original Issuance Date: ____________________

FOR VALUE RECEIVED, Green Ballast, Inc., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of ________________ (the “Holder”), having an address at ______________________________________________, at such address or at such other place as may be designated in writing by the Holder, or its permitted assigns, the aggregate principal sum of _____________ United States Dollars ($______________), together with interest from the date set forth above on the unpaid principal balance of this Note outstanding at a rate equal to eight percent (8.0%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum and continuing on the outstanding principal until this 8% Mandatorily Convertible Note (the “Note”) is indefeasibly and irrevocably paid in full by the Company or converted as provided in Section 4 hereof.  The principal of this Note and all accrued and unpaid interest hereon shall mature and become due and payable on October 16, 2013 (the “Stated Maturity Date”).  All payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

In the event that any amount due hereunder is not paid when due, such overdue amount shall bear interest at an annual rate of thirteen percent (13%) until paid in full.  In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

This Note is one of a series of Notes (the “Company Notes”) of like tenor in an aggregate principal amount of up to One Million United States Dollars ($1,000,000) issued by the Company.

1. Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Applicable Valuation” means a pre-money valuation of the Company equal to the valuation used in the Qualified  Financing.

“Board” shall mean the Board of Directors of Company.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock” shall mean the Common Stock, par value $0.0001 per share, of the Company or any securities into which shares of Common Stock may be reclassified after the date hereof.

“Company” has the meaning set forth in the first paragraph hereof.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Company Notes” has the meaning set forth in the third paragraph hereof.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Event of Default” has the meaning set forth in Section 6 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Hedging Agreement” means any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

“Holder” has the meaning set forth in the first paragraph hereof.

“Holders” means the registered holders of the Company Notes from time to time outstanding.

“Indebtedness” means any liability or obligation (i) for borrowed money, other than trade payables incurred in the ordinary course of business, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables or obligations in respect of workers’ compensation, unemployment insurance and other social security laws or regulations, all arising in the ordinary course of business consistent with past practices, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (v) as lessee under capitalized leases, (vi) secured by a Lien on any asset of the Company or a Subsidiary, whether or not such obligation is assumed by the Company or such Subsidiary.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

“Majority Holders” has the meaning set forth in Section 8 hereof.

“Mandatory Conversion Event” means the later to occur of (i) the consummation of a Qualified Financing and (ii) the Share Reduction.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under Company Notes.

“1933 Act” meand the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Note” has the meaning set forth in the first paragraph hereof.

“Permitted Indebtedness” means:

(a)           Indebtedness existing on the date of the original issuance of this Note (or any predecessor of this Note) and refinancings, renewals and extensions of any such Indebtedness if (i) the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended, (ii) if the principal amount thereof or interest payable thereon is not increased, and (iii) the terms thereof (including any Liens securing such Indebtedness) are not less favorable to the Company or the Subsidiary incurring such Indebtedness than the Indebtedness being refinanced, renewed or extended;

                                (b)          Guaranties by any Subsidiary of any “Permitted Indebtedness” of the Company or another Subsidiary;

(c)           Indebtedness representing the deferred purchase price of property and capital lease obligations which collectively does not exceed $100,000 in aggregate principal amount; and

(d)           Indebtedness of the Company to any wholly owned Subsidiary and Indebtedness of any wholly owned Subsidiary to the Company or another wholly owned Subsidiary which constitutes “Permitted Indebtedness.”

“Permitted Investments” means:

(a)           direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof;

(b)           certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and

(c)           commercial paper rated A-1 or better or P-1 by Standard & Poor’s Ratings Services or Moody’s Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

“Permitted Liens” means:

(a)           Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established on the Company’s books and records in accordance with U.S. generally accepted accounting principles, consistently applied;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings;

(c)           pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)           deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)           easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any of its Subsidiaries;

 (f)           Liens securing any secured Indebtendess permitted under clause (a) of the definition of “Permitted Indebtedness”; and

 (g)          Liens granted to secure the obligations of the Company or any Subsidiary under any Indebtedness permitted under clause (c) of the definition of “Permitted Indebtedness” provided the Lien is limited to the property acquired or so financed (and any accessions thereto and proceeds thereof).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Qualified Financing” means a private placement by the Company of its equity or equity linked securities to one or more accredited investors.

“Qualified Financing Documents” means the definitive documentation entered into by the Company and the investors in connection with the Qualified Financing, including, without limitation, customary registration rights provisions.

“Restricted Payment” has the meaning set forth in Section 5(b)(iv) hereof.

“SEC” means the Securities and Exchange Commission and any successor thereto.

“Share Reduction” means the reduction of the number of outstanding shares of Common Stock to be effected by the Company as promptly as practicable after the date of the original issuance of this Note.

“Stated Maturity Date” has the meaning set forth in the first paragraph hereof.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Trading Day” means (i) if the relevant stock or security is listed or admitted for trading on a national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on a system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on a system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available, shall mean a day, other than a Saturday or Sunday, on which The New York Stock Exchange, Inc. is open for trading.

2. Company Notes.  This Note is one of the several 8% Mandatorily Convertible Notes of the Company.  This Note is transferable and assignable to any Person to whom such transfer is permissible under applicable law.  The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments.  In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

3. No Right of Prepayment or Redemption.  This Note shall not be prepayable or redeemable by the Company prior to the Stated Maturity Date.

4. Automatic Conversion.

(a) Neither this Note nor any portion of this Note shall be convertible at any time unless and until a Mandatory Conversion Event shall have occurred.  Upon the occurrence of a Mandatory Conversion Event, the outstanding principal amount of this Note shall automatically and without any action on the part of the Holder be converted into a number of shares of Common Stock equal to Applicable Number (as defined).  As used herein, the “Applicable Number” shall be equal the sum of (i) the quotient obtained by dividing (A) the principal amount of this Note, by (B) the Applicable Valuation, multiplied by (C) the number of shares of Common Stock outstanding immediately after giving effect to the Mandatory Conversion Event (such result being the “Base Number”) plus (ii) 20% of the Base Number.  By way of example, if the principal amount of this Note is $500,000, the Applicable Valuation is $15,000,000 and the number of shares of Common Stock outstanding immediately after giving effect to the Mandatory Conversion Event is 60,000,000, then the “Applicable Number” would be  ((500,000/15,000,000)x60,000,000) + 0.2x((500,000/15,000,000)x60,000,000)=2,400,000. In the event that investors in the Qualified Financing receive warrants or other rights to subscribe for shares of Common Stock, the Holder would also receive such warrants or other rights on a pro rata basis.  By way of example, if investors in the Qualified Financing receive 100% warrant coverage for the shares of Common Stock purchased by them in the Qualified Financing, based on the example above, the Holder would receive warrants to purchase 2,400,000 shares of Common Stock.  The terms of the warrants received by the Holder (including the exercise price) would be the same as the warrants received by the other investors in the Qualified Financing. The date on which the Mandatory Conversion Event occurs is hereinafter referred to as the “Mandatory Conversion Date.”  The Company shall use its best efforts to notify the Holder at least five (5) Business Days prior to the expected Mandatory Conversion Date. The Holder shall keep such notice confidential and shall not effect any transaction in securities of the Company from and after receipt of the Company’s notice and until such transactions are again permitted pursuant to the Qualified Financing Documents. On the Mandatory Conversion Date, all accrued and unpaid interest on this Note and the other Company Notes shall be forgiven.

(b) Promptly following the Mandatory Conversion Date, the Holder of this Note shall deliver to the Company (i) this Note (or, in lieu thereof, an appropriate lost security affidavit in the event this Note shall have been lost or destroyed, together with a customary indemnity agreement) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder), together with a statement of the name or names (with address) in which the certificate or certificates for the shares of Common Stock and, if applicable, the other securities issuable upon such conversion shall be issued and (ii) executed counterparts of the Qualified Financing Documents executed by the investors in the Qualified Financing.  Unless other arrangements have been made with the Holder, promptly following the Mandatory Conversion Date and the surrender of this Note (or, in lieu thereof, delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed, together with a customary indemnity agreement) and such counterparts as aforesaid, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, certificates representing the shares of Common Stock and, if applicable, the other securities into which this Note has been converted.  The conversion shall be deemed to have been effected, as of the close of business on the Mandatory Conversion Date, and at such time, the rights of the Holder shall cease with respect to this Note, and the Person or Persons in whose name or names the shares of Common Stock and, if applicable, the other securities into which this Note has been converted shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such shares of Common Stock and, if applicable, other securities.

(c) No fractional interest in a share of Common Stock shall be issued upon any conversion of this Note.  If any fractional interest would, except for the provisions of the first sentence of this Section 4(c), be delivered upon such conversion, such fractional interest shall be rounded down to nearest whole number or amount, as applicable.

5. Covenants.

(a) So long as any amount due under this Note is outstanding and until indefeasible payment in full of all amounts payable by the Company hereunder:

(i) The Company shall and shall cause each of its Subsidiaries to (A) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducting, (B) do all things necessary to remain duly organized, validly existing, and in good standing as a domestic corporation under the laws of its state of incorporation and (C) maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted.

(ii) The Company shall promptly notify the Holder in writing of (A) any change in the business or the operations the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, and (B) any information which indicates that any financial statements of the Company which have been filed with the Securities and Exchange Commission, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

(iii) The Company shall promptly notify the Holder of the occurrence of any Event of Default or any event which, with the giving of notice, the lapse of time or both would constitute an Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

(iv) The Company shall promptly notify the Holder of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency against the Company or any Subsidiary or to which the Company or any Subsidiary may be subject which alleges damages in excess of Fifty Thousand United States Dollars ($50,000).

(v) The Company shall promptly notify the Holder of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary is a party which default could reasonably be expected to have a Material Adverse Effect.

(vi) The Company shall and shall cause each Subsidiary to pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

(vii) The Company shall and shall cause each Subsidiary to all times maintain with financially sound and reputable insurance companies insurance covering its assets and its businesses in such amounts and covering such risks (including, without limitation, hazard, business interruption and public liability) as is consistent with sound business practice and as may be obtained at commercially reasonable rates.

(viii) The Company shall and shall cause each Subsidiary to comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(ix) The Company shall and shall cause each Subsidiary to use commercially reasonable efforts to do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition and use commercially reasonable efforts to make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted.

(x) At its own expense, the Company shall and shall cause each Subsidiary to make, execute, endorse, acknowledge file and/or deliver any documents and take all actions which the Company reasonably believes is necessary or required to maintain its ownership rights in its Intellectual Property.  Except for non-exclusive licenses granted in the ordinary course of business, the Company shall not and shall cause each Subsidiary not to transfer, assign or otherwise convey the Intellectual Property, any registrations or applications thereof and all goodwill associated therewith, to any person or entity.

(b) So long as any amount due under this Note is outstanding and until indefeasible payment in full of all amounts payable by the Company hereunder:

(i) The Company shall not and shall cause each Subsidiary not to create, incur, guarantee, issue, assume or in any manner become liable in respect of any Indebtedness, other than Permitted Indebtedness.

(ii) The Company shall not and shall cause each Subsidiary not to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired other than Permitted Liens.  The Company shall not, and shall cause each Subsidiary not to, be bound by any agreement which limits the ability of the Company or any Subsidiary to grant Liens.

(iii) The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, declare or pay any dividends on account of any shares of any class or series of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or pay any interest, premium if any, or principal of any Indebtedness or redeem, retire, defease, repurchase or otherwise acquire any Indebtedness (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other payment in respect thereof or agree to do any of the foregoing (each of the foregoing is herein called a “Restricted Payment”); provided, that (i) the Company may make payments of interest, premium if any, and principal of the Notes in accordance with the terms hereof, (ii) provided that no Event of Default or event which, with the giving of notice, the lapse of time or both would constitute an Event of Default has occurred and is continuing, the Company and its Subsidiaries may make regularly scheduled payments of interest and principal of any Permitted Indebtedness, (iii) any Subsidiary directly or indirectly wholly owned by the Company may pay dividends on its capital stock and (iv) the Company may repurchase capital stock from any employee or consultant to the Company in order to satisfy any tax liability incurred by such employee or consultant in connection with the vesting of any restricted stock grant, provided that (A) such repurchase is approved by a majority of the Board, (B) payments permitted under this clause (iv) shall not exceed Fifty Thousand United States Dollars ($50,000) in the aggregate, and (C) no such payment may be made if an Event of Default or an event which, with the giving of notice, the lapse of time or both would constitute an Event of Default has occurred and is continuing or would result from such payment.

(iv) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, engage in any business other than the business of developing and marketing ballasts for use in fluorescent lighting to reduce energy consumption and costs.

(v) The Company shall not and shall cause each Subsidiary not to make or own any Investment in any Person, including without limitation any joint venture, other than (A) Permitted Investments, (B) operating deposit accounts with banks, (C) Hedging Agreements entered into in the ordinary course of the Company’s financial planning and not for speculative purposes and (D) investments by the Company in the capital stock of any wholly owned Subsidiary.

(vi) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Company or any Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any Subsidiary to any Person in connection with such lease.

(vii) The Company shall not and shall cause each Subsidiary not to settle, or agree to indemnify or defend third parties against, any material lawsuit, except as may be required by judicial or regulatory order or by agreements entered into prior to the date hereof on a basis consistent with past practice.  A material lawsuit shall be any lawsuit in which the amount in controversy exceeds Fifty Thousand United States Dollars ($50,000).

(viii) The Company shall not and shall cause each Subsidiary not to amend its bylaws, certificate of incorporation or other charter document in a manner adverse to the Holder.

6. Event of Default.  The occurrence of any of following events shall constitute an “Event of Default” hereunder:

(a) the failure of the Company to make any payment of principal or interest on this Note or any Company Note when due, whether at maturity, upon acceleration or otherwise;

(b) the failure of the Company to make any payment of any other amounts due under this Note or Company Note when due, whether at maturity, upon acceleration or otherwise, and such failure continues for more than five (5) days;

(c) a Qualified Financing is not consummated on or before April 15, 2013;

(d) the Company and/or its Subsidiaries fail to make a required payment or payments on Indebtedness of Fifty Thousand United States Dollars ($50,000) or more in aggregate principal amount and such failure continues for more than thirty (30) days;

(e) there shall have occurred an acceleration of the stated maturity of any Indebtedness of the Company or its Subsidiaries of Fifty Thousand United States Dollars ($50,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten (10) days of receipt by the Company or a Subsidiary of notice of such acceleration);

(f) the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary as bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code or any other bankruptcy or insolvency law; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (i) the Company or any Subsidiary by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days;

(g) a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against the Company and its Subsidiaries, exceeds Fifty Thousand United States Dollars ($50,000) shall be rendered against the Company or a Subsidiary and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged; provided, however, that a judgment that provides for the payment of royalties subsequent to the date of the judgment shall be deemed to be discharged so long as the Company or the Subsidiary affected thereby is in compliance with the terms of such judgment;

(h) the Company is in breach of the requirements of Section 5(b) hereof; or

(i) if any representation or statement of fact made herein or furnished to the Holder at any time by or on behalf of the Company proves to have been false in any material respect when made or furnished.

Upon the occurrence of any such Event of Default all unpaid principal and accrued interest under this Note shall become immediately due and payable (A) upon election of the Holder, with respect to (a) through (e) and (g) through (i), and (B) automatically, with respect to (f).  Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity.  If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys' fees and disbursements and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder's rights and remedies hereunder.

7. No Waiver.  No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

8. Amendments in Writing.  Any term of this Note may be amended or waived upon the written consent of the Company and the holders of Company Notes representing at least 50% of the principal amount of Company Notes then outstanding (the “Majority Holders”); provided, that (x) any such amendment or waiver must apply to all outstanding Company Notes; and (y) without the consent of the Holder hereof, no amendment or waiver shall (i) change the Stated Maturity Date of this Note, (ii) reduce the principal amount of this Note or the interest rate due hereon, (iii) change the provisions of Section 4 hereof or (iv) change the place of payment of this Note.  No such waiver or consent on any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

9. Waivers.  The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

10. Waiver of Jury Trial.  THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11. Governing Law; Consent to Jurisdiction.  This Note shall be governed by and construed under the law of the State of New York, without giving effect to the choice of law principles thereof (other than Section 5-1401 of the New York General Obligation Law).  The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note.  The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

12. Costs.  If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

13. Notices.  Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Green Ballast, Inc.
2620 Thousand Oaks Boulevard, Suite 4000
Memphis, TN 38118
Attention:  J. Kevin Adams
Fax:  (901) 260-1002

With a copy to:

Green Ballast, Inc.
2620 Thousand Oaks Boulevard, Suite 4000
Memphis, TN 38118
Attention:  Office of General Counsel
Fax:  (901) 260-4423

If to the Holder, at the address of the Holder specified on the first page of this Note.

14. Successors and Assigns.  This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this 8% Mandatorily Convertible Note to be signed in its name effective as of the date first above written.

GREEN BALLAST, INC.

By: __________________________
Name:
Title: